SUPPLEMENT TO ADMINISTRATION AGREEMENT


                                                                 March 12, 1997


         Panorama Trust, a Massachusetts business trust (the "Trust"), hereby supplements its Administration Agreement dated October 3, 1995 (the "Administration Agreement") with First Data Investor Services Group, Inc., a Massachusetts business trust (the "Administrator"), to provide the services as described under the Administration Agreement for Pictet Eastern European Fund (the "New Fund"). Schedule A to the Administration Agreement is revised in the form attached hereto.

         Fees to be paid by the Trust to the Administrator with respect to the New Fund will be made in accordance with the Fee Letter Agreement dated October 3, 1995 among the Trust, the Administrator and First Data Distributors, Inc. Such Fee Letter Agreement is referenced in the Administration Agreement.

         If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Supplement by signing and returning the enclosed copy of this Supplement.

                                                        Very truly yours,

                                                           PANORAMA TRUST



                                                        By:
                                                            Authorized Signature


Accepted and Agreed to:

FIRST DATA INVESTOR SERVICES GROUP, INC.


By:
         Authorized Signature


                       SCHEDULE A (as revised March 1997)


                         SERIES AND CLASSES OF THE TRUST


                       PICTET GLOBAL EMERGING MARKETS FUND
                           (with one class of shares)
                    PICTET INTERNATIONAL SMALL COMPANIES FUND
                           (with one class of shares)
                          PICTET EASTERN EUROPEAN FUND
                           (with one class of shares)